UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2011

GOLUB CAPITAL BDC, INC.
(Exact name of Registrant as Specified in Its Charter)

DELAWARE	333-163279	27-2326940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 SOUTH WACKER DRIVE, SUITE 800, CHICAGO, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 205-5050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 21, 2011, Golub Capital BDC Funding LLC (“Funding”), a wholly owned subsidiary of Golub Capital BDC, Inc. (the “Company”), entered into a $75 million senior, secured revolving credit facility (the “Credit Facility”) with Wells Fargo Securities, LLC, as administrative agent and Wells Fargo Bank, N.A., as lender.

Under the Credit Facility, which matures on October 21, 2015, the lender has agreed to extend credit to Funding in an aggregate principal amount of $75 million.  Funding’s ability to draw under the Credit Facility is scheduled to terminate on October 20, 2012. The period from the closing date until October 20, 2012 is referred to as the reinvestment period. All amounts outstanding under the Credit Facility are required to be repaid by October 21, 2015.  Through the reinvestment period, the Credit Facility will bear interest at the London Interbank Offered Rate ("LIBOR") plus 2.25%.  After the reinvestment period, the rate will reset to LIBOR plus 2.75% for the remaining term of the Credit Facility.

The Credit Facility is secured by all of the assets held by Funding, and the Company has pledged its interests in Funding as collateral to Wells Fargo Bank, N.A., as the collateral agent, to secure the obligations of the Company as the transferor and servicer under the Credit Facility. Both the Company and Funding have made customary representations and warranties and are required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities. Borrowing under the Credit Facility is subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended.

The Company plans to transfer certain loans and debt securities it has originated or acquired from time to time to Funding through a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) and may cause Funding to originate or acquire loans in the future, consistent with the Company's investment objectives. The Company will serve as servicer to Funding under the Credit Facility.

The description above is only a summary of the material provisions of the Credit Facility and is qualified in its entirety by reference to copies of the form of Loan and Servicing Agreement and Purchase and Sale Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K.

On July 21, 2011, the Company issued a press release announcing its entry into the Credit Facility, a copy of which is attached hereto as Exhibit 99.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1
Loan and Servicing Agreement, dated July 21, 2011, by and among Golub Capital BDC Funding LLC, as the borrower; Golub Capital BDC, Inc., as transferor and servicer; Wells Fargo Securities, LLC, as the administrative agent; the lenders from time to time party thereto; the lender agents from time to time party thereto; and Wells Fargo Bank, N.A., as the collateral agent, account bank, and collateral custodian.

10.2	Purchase and Sale Agreement, dated July 21, 2011, by and between Golub Capital BDC, Inc., as the seller, and Golub Capital BDC Funding LLC, as the purchaser.
99.1	Press Release, dated July 21, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL BDC, INC.

Date: July 21, 2011	By:	/s/ Ross Teune
	Name:	Ross Teune
	Title:	Chief Financial Officer

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